                                                                    EXHIBIT 99.1


                                                      (LOGO)

Release:  Immediate

Contact:  Tom Hayes (editorial/media)            Mike Musson  (investment community)
           (408) 748-5602                        (408) 748-5227

          APPLIED MATERIALS ANNOUNCES RECORD REVENUES OF $440 MILLION
                     AND RECORD NEW ORDERS OF $504 MILLION

          REVENUE UP 56.5 PERCENT, RECORD NET INCOME OF $58.1 MILLION

     SANTA CLARA, Calif., August 16, 1994 -- Applied Materials, Inc. reported record results for its third quarter ended July 31, 1994, with net sales of $440.2 million, up 56.5 percent from third quarter of fiscal 1993 net sales of $281.4 million. Net income more than doubled to $58.1 million, or $0.68 per share, from $28.2 million, or $0.34 per share in the third quarter of fiscal 1993. Backlog rose to $560.9 million from $498.8 million at the end of the second quarter of fiscal 1994. Record new orders of $503.7 million were received from customers in the quarter.

     Sales in the quarter reflect continued demand for the Company's advanced deposition, etch and ion implantation systems and global support services as leading semiconductor manufacturers continue to increase their production capacity. Etch, dielectric and metal Chemical Vapor Deposition (CVD), Physical Vapor Deposition (PVD), and ion implant systems sales posted large increases, compared to the third quarter of fiscal 1993, as heavy demand continued for the Company's wafer process technology capable of addressing the metallization and dielectric process requirements of advanced devices.

     "With the strength of the personal computer and electronics markets in the U.S. and the upturn in consumer and business spending in Europe and Japan, our customers have continued to invest in leading-edge fabrication capacity to supply advanced semiconductor devices. While the industry has increased its capacity, end-product demand has grown as well, keeping current capital investment at a healthy level," said James C. Morgan, chairman and chief executive officer.

     The strong improvement in operating and pre-tax income, compared with the third quarter of fiscal 1993, reflects improved gross margins, reduced operating expenses as a percent of revenue and the economies of scale from higher sales volumes. "We are concentrating on improving the cost-effectiveness of our major products through continuous improvement programs (CIPs) for our major systems. These CIPs, combined with economies of scale in
                                    -more -

                                                                 August 16, 1994
manufacturing, service and support should allow us over time to meet our operating objectives," said Morgan.

     New orders of $503.7 million were highlighted by record orders for PVD systems, reflecting strong customer demand for the Endura HP PVD and new Centura HP PVD platforms. Combined dielectric and metal CVD system orders were also at record levels as the Company introduced new sub-atmospheric CVD and tungsten xZ process chambers, both for the Precision 5000. Investments in new eight-inch equipment in North America and Japan kept orders for the Precision Implant 9500 at near record levels. Orders for the Company's leading etch systems remained at high levels, compared with the third quarter of fiscal 1993, as customers demanded the 0.5 and 0.35 micron-capable etch technology of the Omega-Centura etch, the recently introduced Metal Etch MxP Centura and the Precision 5000 Etch MxP systems.

     Geographically, third quarter fiscal 1994 record orders in North America reflected large bookings from several key accounts. Orders in Japan moved up to record levels and orders in Europe and Asia/Pacific declined after the very high levels experienced in the first half of fiscal 1994.

     "North American-based microprocessor, memory and ASIC manufacturers continue to order both for capacity additions to existing fabs as well as new investments in eight-inch capacity in both the United States and Europe. Business in Japan continues to expand as major DRAM manufacturers invest in new eight-inch fabrication lines. European manufacturers are adding capacity to produce devices for telecommunication and consumer products. Investment in logic and foundry facilities in Taiwan and Singapore fueled our Asia/Pacific business as Korean DRAM manufacturers' orders moderated from the very high levels of the fiscal first half," said Morgan.

     "While economic, demographic and technological trends point to a healthy demand for semiconductors and thus our equipment and services, our expectation is that our very high growth rates will moderate. Given our excellent long-term opportunities, the rapid growth of the business over the past two years, and our strong backlog, we will continue to make significant investments to augment our physical plant infrastructure and human resource capability. As planned, we will expand our facilities in Santa Clara and Austin, Texas this fall, and we are building or enhancing our application labs and assembly and service centers in Japan, South Korea and Taiwan. We also have an ongoing program to add field service engineers, particularly in Korea and Asia/Pacific. The Company possesses the liquidity and financial resources for these strategic investments which are critical to satisfying our long-term customer requirements," Morgan concluded.

     Applied Materials, Inc. is a Fortune 500 global growth company and the world's largest supplier of wafer fabrication systems and services to the global semiconductor industry. Applied Materials is traded on the NASDAQ National Market System under the symbol "AMAT."

                                      ###

                                                                 August 16, 1994

                            APPLIED MATERIALS, INC.
                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                  THREE MONTHS ENDED         NINE MONTHS ENDED
                                                ----------------------    -----------------------
                                                JULY 31,      AUG. 1,      JULY 31,      AUG. 1,
(IN THOUSANDS, EXCEPT PER SHARE DATA)             1994         1993          1994         1993
                                                ---------    ---------    ----------    ---------
Net sales                                       $ 440,228    $ 281,370    $1,192,009    $ 752,636
                                                ---------    ---------    ----------    ---------
Costs and expenses:
  Cost of products sold                           234,656      155,398       641,067      424,541
  Research, development and engineering            52,494       37,058       135,386      101,072
  Marketing and selling                            39,851       27,056       113,254       75,652
  General and administrative                       20,279       16,585        60,500       45,151
  Other, net                                          701        1,365           815        3,443
                                                ---------    ---------    ----------    ---------
Income from operations                             92,247       43,908       240,987      102,777
Interest expense                                    3,659        3,373        10,779       10,318
Interest income                                     2,946        1,514         7,214        4,835
                                                ---------    ---------    ----------    ---------
Income from consolidated companies before
  taxes and cumulative effect of
  accounting change                                91,534       42,049       237,422       97,294
Provision for income taxes                         32,036       13,876        83,097       32,107
                                                ---------    ---------    ----------    ---------
Income from consolidated companies before
  cumulative effect of accounting change           59,498       28,173       154,325       65,187
Equity in net loss of joint venture                 1,362           --         3,727           --
                                                ---------    ---------    ----------    ---------
Income before cumulative effect of accounting
  change                                           58,136       28,173       150,598       65,187
Cumulative effect of a change in accounting
  for income taxes                                     --           --         7,000           --
                                                ---------    ---------    ----------    ---------
Net income                                      $  58,136    $  28,173    $  157,598    $  65,187
                                                ---------    ---------    ----------    ---------
Earnings per share*
  Before cumulative effect of accounting
     change                                     $    0.68    $    0.34    $     1.78    $    0.79
                                                ---------    ---------    ----------    ---------
  Net income                                    $    0.68    $    0.34    $     1.86    $    0.79
                                                 ========     ========     =========     ========
Average common shares and equivalents*             86,033       82,532        84,654       82,056

- - ---------------

* Retroactively restated for a two-for-one stock split in the form of a 100% stock dividend effective October 5, 1993.

                                                                 AUGUST 16, 1994

                            APPLIED MATERIALS, INC.
                     CONSOLIDATED CONDENSED BALANCE SHEETS*

                                     ASSETS

                                                                        JULY 31,     OCT. 31,
(IN THOUSANDS)                                                            1994         1993
                                                                       ----------   ----------
Current assets:
  Cash and cash equivalents                                            $   73,509   $  119,597
  Short-term investments                                                  214,503      146,583
  Accounts receivable, net                                                394,214      256,020
  Inventories                                                             243,956      154,597
  Deferred income taxes                                                    67,894       62,413
  Other current assets                                                     43,783       36,706
                                                                       ----------   ----------
Total current assets                                                    1,037,859      775,916
Property, plant and equipment, net                                        411,211      327,704
Other assets                                                               17,606       16,532
                                                                       ----------   ----------
Total assets                                                           $1,466,676   $1,120,152
                                                                       ----------   ----------
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable                                                        $   44,737   $   41,645
  Current portion of long-term debt                                        15,392        7,017
  Accounts payable and accrued expenses                                   352,359      282,699
  Income taxes payable                                                     43,276       49,167
                                                                       ----------   ----------
Total current liabilities                                                 455,764      380,528
Long-term debt                                                            112,295      121,076
Deferred income taxes and other non-current obligations                    25,124       19,786
                                                                       ----------   ----------
Total liabilities                                                         593,183      521,390
                                                                       ----------   ----------
Stockholders' equity:
  Common stock                                                                837          804
  Additional paid-in capital                                              363,257      256,429
  Retained earnings                                                       482,827      325,230
  Cumulative translation adjustments                                       26,572       16,299
                                                                       ----------   ----------
Total stockholders' equity                                                873,493      598,762
                                                                       ----------   ----------
Total liabilities and stockholders' equity                             $1,466,676   $1,120,152
                                                                       ==========   ==========

- - ---------------

* Amounts as of July 31, 1994 are unaudited. Amounts as of October 31, 1993 were obtained from the October 31, 1993 audited financial statements.